SECURED
                                 PROMISSORY NOTE



$325,000.00                                                June  10, 2003


         FOR VALUE RECEIVED, The Classica Group, Inc., a New York corporation (herein "Maker"), promises to pay to the order of Pinnacle Investment Partners, L.P. (Payee"), at the offices of Maker, the principal sum of Three Hundred Twenty Five Thousand Dollars ($325,000.00), together with interest thereon at the rate of 16% per annum, on October 10, 2003 (the "Maturity Date"), unless Payee consents to an extension of the Maturity Date, in lawful money of the United States of America unless Payee agrees to another form of payment.

         1. This Note is secured by and entitled to the benefit of the pledge of 770,000 shares of the Maker's common stock as set forth in a Pledge and Security Agreement, dated as of the date hereof between the Payee and the Maker, to which Pledge Agreement reference is hereby made for a description of the collateral accepted as security for this Note, the nature and extent of the security and the rights of the Payee.

         2. If the Maker shall default in any payment on this Note, and such default shall continue for a period of five (5) days, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall effect a merger or a sale of more than 50% of its assets, or any entity or group shall acquire more than a 50% voting power or interest in the Maker, then, and upon the happening of any such event, the Payee at its option, may declare the entire unpaid balance of the principal hereunder immediately due and payable with interest thereon as herein provided.

         3. Amounts not paid when due hereunder shall bear interest from the due date until such amounts are paid at the rate of twenty-five percent (25%) per annum; provided, however, that in the event such interest rate would violate any applicable usury law, the default rate shall be the highest lawful interest rate permitted under such usury law.

         4. Presentment, demand, protest or notice of any kind are hereby waived by the Maker. Maker may not set off against any amounts due to Payee hereunder any claims against Payee or other amounts owed by Payee to Maker.

         5. In the case any one or more of the events of default specified in paragraph 2 above shall have happened and be continuing, the Payee may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings.

         6. The Maker agrees to pay all reasonable costs of collection, including attorneys' fees which may be incurred in the collection of this Note or any portion thereof and, in case an action is instituted for such purposes, the amount of all attorneys' fees shall be such amount as the court shall adjudge reasonable.

         7. This Note is made and delivered in, and shall be governed, construed and enforced under the laws of the State of New York.

         8. No delay or omission of the Payee to exercise any right hereunder, whether before or after the happening of any event of default, shall impair any such right or shall operate as a waiver thereof or of any event of default hereunder nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right.


         9. This Note shall be subject to prepayment, at the option of the Maker, in whole or in part, at any time and from time to time, without premium or penalty. In this regard, in the event Maker shall receive any funds whatsoever from the sale of any of its securities, the Maker shall be required to apply such funds within one (1) business day of their receipt, to prepay this Note.


10. This Note or any benefits or obligations hereunder may not be assigned or transferred by the Maker.

11. Notwithstanding anything to the contrary herein contained, the Maker shall have the right to extend the Maturity Date of this note for a period of sixty (60) days upon payment of an extension fee of 70,000 fully registered shares, provided, that as a condition to any such extension the SEC shall have declared the registration statement relating to such shares and the shares collateralizing this Note effective and no stop order shall have been issued in respect thereof.

                            MAKER:

                            THE CLASSICA GROUP, INC.


                            By:____________________________

                                Scott G. Halperin
                                Chief Executive Officer